UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 20, 2026

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices,
including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Financial Officer

On April 20, 2026, Eric Hyllengren, the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, was separated from the Company. Mr. Hyllengren’s separation was not related to the Company’s financial or operating results or to any disagreements regarding the Company’s operations or financial or reporting practices.

In connection with his separation, the Company and Mr. Hyllengren entered into a Separation Agreement on April 21, 2026. Mr. Hyllengren will receive severance payments in an amount equal to three months of his base salary and reimbursement for COBRA premiums for up to six months. All payments and benefits provided under the Separation Agreement are contingent upon the effectiveness of, and Mr. Hyllengren’s continued compliance with, the Separation Agreement, and are subject to payments and benefits available through other employment or eligibility.

The foregoing description of the Separation Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Principal Accounting Officer and Principal Financial Officer

Also on April 20, 2026, the Board appointed Marlyn Mathew, the Company’s Vice President, Finance and Accounting, as the Company’s principal accounting and principal financial officer (the “Appointment”). In connection with the Appointment, the Board approved an increased annual base salary for Ms. Mathew of $366,415.

Ms. Mathew, 42, serves as the Company’s Vice President, Finance and Accounting, a role she has held since June 2022. Prior to joining the Company, Ms. Mathew was Controller at Immunovant from 2019 to May 2022, having previously served as Assistant Controller from 2018 to 2019. Ms. Mathew holds a Bachelor of Science in Accounting from Rutgers University.

Ms. Mathew is not party to any arrangement or understanding with any other person pursuant to which she was appointed as an officer, nor is she party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Ms. Mathew and any of the Company’s directors and executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1+	Separation Agreement, by and between the Company and Eric Hyllengren, signed April 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: April 23, 2026	By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary